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                                                                         Exh 4.1
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                              CORNING INCORPORATED

                                    AS ISSUER

                                       TO

                            THE CHASE MANHATTAN BANK

                                   AS TRUSTEE

                           ---------------------------



                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of November 8, 2000


                           ---------------------------




                       Zero Coupon Convertible Debentures
                             due November 8, 2015





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         --------------------------------------------------------------


                                TABLE OF CONTENTS



ARTICLE ONE           THE 2015 DEBENTURES


SECTION  101.         Designation of 2015 Debentures; Establishment of Form.......................................2
SECTION  102.         Amount......................................................................................2
SECTION  103.         Accrual of Original Issue Discount; Interest................................................3
SECTION  104.         Redemption..................................................................................3
SECTION  105.         Discharge of Liability on 2015 Debentures...................................................3
SECTION  106.         Conversion..................................................................................3
SECTION  107.         Maturity....................................................................................3
SECTION  108.         Repurchase..................................................................................4
SECTION  109.         Amount Due upon Event of Default............................................................4
SECTION  110.         Other Terms of 2015 Debentures..............................................................4

ARTICLE TWO           AMENDMENTS TO THE INDENTURE


SECTION  201.         Definitions and Other Provisions of General Application.....................................5
SECTION  202.         Registration, Registration of Transfer and Exchange.........................................8
SECTION  203.         Mutilated, Destroyed, Lost and Stolen Securities............................................8
SECTION  204.         Payment of Interest; Interest Rights Preserved..............................................8
SECTION  205.         Cancellation................................................................................9
SECTION  206.         Events of Default; Unconditional Right of Holders to Receive Principal,
                      Premium and Interest........................................................................9
SECTION  207.         The Trustee.................................................................................9
SECTION  208.         Covenants...................................................................................9
SECTION  209.         Redemption.................................................................................10
SECTION  210.         Conversion.................................................................................11
SECTION  211.         Repurchase at Option of Holder; Repurchase upon Change in Control; Tax
                      Events.....................................................................................21

ARTICLE THREE  MISCELLANEOUS PROVISIONS

SECTION  301.         Integral Part..............................................................................35
SECTION  302.         General Definitions........................................................................35
SECTION  303.         Adoption, Ratification and Confirmation....................................................35
SECTION  304.         Counterparts...............................................................................36
SECTION  305.         Governing Law..............................................................................36

ANNEX A - FORM OF 2015 DEBENTURE


                                       -i-
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                              CORNING INCORPORATED
                          FIRST SUPPLEMENTAL INDENTURE


                  THIS FIRST SUPPLEMENTAL INDENTURE, dated as of November 8, 2000, between Corning Incorporated, a New York corporation (the "Company") and The Chase Manhattan Bank (the "Trustee").

                               W I T N E S S E T H


                  WHEREAS, the Company has executed and delivered to the Trustee an Indenture, of even date herewith (the "Indenture").

                  WHEREAS, the Indenture provides for the Company's issuance from time to time of senior unsecured debt securities;

                  WHEREAS, no Securities have heretofore been issued under the indenture and no securityholders currently exist thereunder;

                  WHEREAS, Article Nine of the Indenture provides that the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may without the consent of any Securityholders enter into one or more indentures supplemental to the Indenture to establish the form and terms of Securities of any series, including redemption, conversion and repurchase terms and procedures;

                  WHEREAS, the Company desires to issue a series of zero coupon senior convertible debentures due November 8, 2015 under the Indenture, and has duly authorized the creation and issuance of such debentures and the execution and delivery of this Supplemental Indenture to modify the Indenture and provide certain additional provisions as hereinafter described;

                  WHEREAS, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purpose of establishing the terms of such convertible subordinated debt securities and providing for the rights, obligations and duties of the Trustee with respect to such debt securities;

                  WHEREAS, concurrent with the execution hereof, the Company has caused its counsel to deliver to the Trustee an Opinion of Counsel or a reliance letter upon an Opinion of Counsel to the effect that the execution of this Supplemental Indenture is authorized or permitted by the Indenture;

                  WHEREAS, all conditions and requirements of the Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto.

                  NOW THEREFORE:

                  In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities as follows:

                                   ARTICLE ONE

                               THE 2015 DEBENTURES

SECTION  101.  DESIGNATION OF 2015 DEBENTURES; ESTABLISHMENT OF FORM.

                  There shall be a series of Securities designated "Zero Coupon Convertible Debentures Due November 8, 2015" of the Company (the "2015 Debentures"), and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and which may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such 2015 Debentures, as evidenced by their execution of the 2015 Debentures.

                  The 2015 Debentures will initially be issued in permanent global form, substantially in the form set forth in Annex A hereto (the "Global Securities"), as a Book-Entry Security. Each Global Security shall represent such of the Outstanding 2015 Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding 2015 Debentures from time to time endorsed thereon and that the aggregate amount of Outstanding 2015 Debentures represented thereby may from time to time be reduced to reflect exchanges conversions, repurchases and redemptions. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding 2015 Debentures represented thereby shall be made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having the beneficial interest in the Global Security.

                  The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.

                  The Company initially appoints the Trustee to act as its Paying Agent and its Conversion Agent, pursuant to Section 1002 of the Indenture, with respect to the 2015 Debentures.

SECTION  102.  AMOUNT.


                  (a) The Trustee shall authenticate and deliver the 2015 Debentures for original issue in an aggregate Principal Amount at maturity of up to $2,712,546,000 upon Company Order for the authentication and delivery of 2015 Debentures, without any further action by the Company. The aggregate Principal Amount of 2015 Debentures that may be authenticated and delivered under the Indenture may not exceed the amount set forth in the foregoing sentence, except for 2015 Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2015 Debentures pursuant to Section 304, 305, 306, 906, 1107, 1403 or 1511 of the Indenture.

                  (b) The Company may not issue new 2015 Debentures to replace 2015 Debentures that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article Fourteen of the Indenture.

SECTION  103.  ACCRUAL OF ORIGINAL ISSUE DISCOUNT; INTEREST.

                  The 2015 Debentures shall be Original Issue Discount Securities. Original Issue Discount shall accrue with respect to the 2015 Debentures at the rate set forth under the caption "Interest" in the 2015 Debentures, commencing on the Issue Date of the 2015 Debentures. Except as provided under the caption "Tax Event" in the 2015 Debentures and in Article Sixteen of the Indenture, there shall be no periodic payments of interest on the 2015 Debentures.

SECTION  104.  REDEMPTION.

                  (a) There shall be no sinking fund for the retirement of the 2015 Debentures.

                  (b) The Company, at its option, may redeem the 2015 Debentures in accordance with the provisions of and at the Redemption Prices set forth under the captions "Optional Redemption" and "Notice of Redemption" in the 2015 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article Eleven of the Indenture.

SECTION  105.  DISCHARGE OF LIABILITY ON 2015 DEBENTURES.

                  Article Thirteen of the Indenture shall be applicable to the 2015 Debentures.

SECTION  106.  CONVERSION.

                  The 2015 Debentures shall be convertible in accordance with the provisions and at the conversion price set forth under the caption "Conversion" in the 2015 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article Fourteen thereof.

SECTION  107.  MATURITY.

                  The date on which the principal of the 2015 Debentures is payable pursuant to the Indenture, except as otherwise provided in the 2015 Debentures, shall be November 8, 2015. The Stated Maturity of the 2015 Debentures is November 8, 2015.

SECTION  108.  REPURCHASE.

                  (a) The 2015 Debentures shall be repurchased by the Company in accordance with the provisions and at the Repurchase Prices set forth under the caption "Repurchase by the Company at the Option of the Holder" in the 2015 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article Fifteen thereof.


                  (b) The Company, at the option of the Holders thereof, shall repurchase the 2015 Debentures in accordance with the provisions of and at the Change in Control Purchase Prices set forth under the caption "Purchase of Securities at the Option of the Holder Upon a Change in Control" in the 2015 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article Fifteen thereof.

SECTION  109.  AMOUNT DUE UPON EVENT OF DEFAULT.

                  If an Event of Default with respect to any 2015 Debentures that are at the time Outstanding occurs and is continuing, then in accordance with Section 502 of the Indenture, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding 2015 Debentures may declare all unpaid Issue Price plus accrued Original Issue Discount through the acceleration date, if any (or, if the 2015 Debentures have been converted to interest-bearing 2015 Debentures pursuant to Section 1601 of the Indenture, the Restated Principal Amount plus accrued and unpaid interest, if any, from the date of conversion to the acceleration date), of all of the 2015 Debentures to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such specified amount shall become immediately due and payable. If an Event of Default described in clause (5) or (6) of Section 501 of the Indenture shall occur, such specified amount of all Outstanding 2015 Debentures ipso facto shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

SECTION  110.  OTHER TERMS OF 2015 DEBENTURES.

                  Without limiting the foregoing provisions of this Article One, the terms of the 2015 Debentures shall be as set forth in the form of 2015 Debentures set forth in Annex A hereto and as provided in the Indenture. In the event of a conflict or inconsistency between the Indenture and this First Supplement, this First Supplement will control.

                                   ARTICLE TWO

                           AMENDMENTS TO THE INDENTURE

                  The amendments contained herein shall apply to 2015 Debentures only and not to any other series of Security issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the 2015 Debentures. These amendments shall be effective for so long as any 2015 Debentures remain Outstanding.

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SECTION  201.  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.

                  (a) Section 101 of the Indenture is amended by inserting, amending or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

                  "Capital Stock" or "capital stock" of any Person means any and all shares, interests, partnership interests, participations, rights or other equivalents (however designated) of such Person's equity interest (however designated) issued by that Person.

                  "Change in Control" has the meaning specified in Section 1501(b) of the Indenture.

                  "Change in Control Purchase Date" has the meaning specified in
         Section 1501(b) of the Indenture.

                  "Change in Control Purchase Notice" has the meaning specified in Section 1501(b) of the Indenture.

                  "Change in Control Purchase Price" has the meaning specified in Section 1501(b) of the Indenture.

                  "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 1412, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  "Company Notice Date" has the meaning specified in Section 1503 of the Indenture.

                  "Conversion Agent" means the Person authorized by the Company to effect the conversion of the 2015 Debentures and shall initially be the agent specified in Section 101 of this Supplemental Indenture.

                  "Notional Conversion Price" means the price of a share of Common Stock calculated by FIRST, adding (i) the Issue Price to (ii) Original Issue Discount accrued to the measurement date and SECOND, dividing that sum by the quotient obtained by dividing (x) $1,000 by
         (y) the then-applicable conversion price under this Indenture.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

                  "Expiration Time" has the meaning specified in Section 1405.

                  "Global Securities" has the meaning specified in Section 101 hereof.

                  "Holder Repurchase Notice" has the meaning specified in
         Section 1501(a) of the Indenture.

                  "Interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only at Maturity or after a Tax Event, means interest payable at Maturity or after a Tax Event.

                  "Issue Date" of any 2015 Debenture means the date on which the 2015 Debenture was originally issued or deemed issued as set forth on the face of the 2015 Debenture.

                  "Issue Price" of any 2015 Debenture means, in connection with the original issuance of such 2015 Debenture, the initial issue price at which the 2015 Debenture is sold to the public. The Issue Price per $1,000 Principal Amount is set forth on the face of the 2015 Debenture.

                  "Market Price" has the meaning specified in Section 1504 of the Indenture.

                  "Optional Repurchase Price" has the meaning specified in
         Section 1501(a) of the Indenture.

                  "Original Issue Discount" of any 2015 Debenture means the difference between the Principal Amount of the 2015 Debenture and its Issue Price.

                  "Principal Amount" of a 2015 Debenture means the Principal Amount as set forth on the face of the 2015 Debenture.

                  "Purchased Shares" has the meaning specified in 1405 of the Indenture.

                  "Repurchase Date" has the meaning specified in Section 1501 of the Indenture.

                  "Repurchase Notice" means either the Change in Control Purchase Notice or the Holder Repurchase Notice, as the case may be.

                  "Repurchase Price" means either the Change in Control Purchase Price or the Optional Repurchase Price, as the case may be.

                  "Responsible Officer", when used with respect to the Trustee, means any officer assigned to administer corporate trust matters and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                  "Restated Principal Amount" has the meaning specified in
        Section 1601 of the Indenture.

                  "Sale Price" has the meaning specified in Section 1504 of the Indenture.

                  "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture, including 2015 Debentures.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

                  "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment, change, interpretation or application of the laws or regulations by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that interest (including Original Issue Discount) payable on the 2015 Debentures either
         (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case, in whole or in part, by the Company (by reason of deferral, disallowance or otherwise) for United States federal income tax purposes.

                  "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the Nasdaq National Market System or, if the Common Stock is not quoted on the Nasdaq National Market System, on the principal other market on which the Common Stock is then traded.

                  "2015 Debentures" means the Zero Coupon Convertible Debentures due November 8, 2015 of the Company authorized by resolution of the Board of Directors.

                  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any Person (or other Persons performing similar functions), irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

SECTION 202.   REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

                  Section 305 of the Indenture shall be amended by adding the following paragraph immediately following the seventh paragraph thereof with the following paragraph:

                  The Company shall not be required (i) to issue, register the transfer of or exchange the Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any 2015 Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange or register a transfer of any 2015 Debenture or portions thereof in respect of which a Change in Control Purchase Notice or Holder Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a 2015 Debenture in part, the portion not to be purchased).

SECTION  203.  MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

                  The Indenture shall be amended by replacing the third paragraph of Section 306 with the following paragraph:

                  In case any such mutilated, destroyed, lost or stolen Security has or is about to become due and payable, or is about to be redeemed or purchased by the Company upon a Change in Control or purchased by the Company on a Repurchase Date, in each case pursuant to Article Fifteen, the Company in its discretion may, instead of issuing a new Security, pay such Security.

SECTION  204.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

                  Section 307 of the Indenture is amended by adding the following paragraph immediately following Clause (2) thereof:

                  In the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable.

SECTION  205.  CANCELLATION.

                  The first sentence of Section 309 of the Indenture shall be amended by inserting the word "conversion" in the first sentence thereof, following the word "redemption".

SECTION 206. EVENTS OF DEFAULT; UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.


                  (a) Clause (1) of Section 501 of the Indenture is amended to read in its entirety as follows:

                  (1) default in the payment of any interest upon any Security, including default in the payment of any interest after the conversion of the 2015 Debentures to interest-bearing 2015 Debentures pursuant to
         Section 1601 upon any 2015 Debentures when such interest becomes due and payable and continuance of such default for a period of 30 days;

                  (b) Clause (2) of Section 501 of the Indenture is amended to read in its entirety as follows:

                  (2) default in the payment of the Principal Amount at Maturity (or, if the 2015 Debentures have been converted to interest-bearing 2015 Debentures pursuant to Section 1601, the Restated Principal Amount), the Redemption Price, the Optional Repurchase Price or the Change in Control Purchase Price when the same becomes due and payable upon redemption, upon declaration of acceleration, when due for repurchase by the Company or otherwise;

                  (c) Section 508 of the Indenture shall be amended by replacing that section with the following:

         Section 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL,
                      PREMIUM AND INTEREST.

                  Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on, if any, with respect to such Security on the Maturity or Maturities expressed in such Security (or in the case of redemption, to receive the Redemption Price on the Redemption Date, in the case of a repurchase, to receive the Optional Repurchase Price on the Repurchase Date, or in the case of a Change in Control, to receive the Change in Control Purchase Price on the Change in Control Purchase Date) and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

SECTION  207.  THE TRUSTEE.

                  Article Six of the Indenture shall be amended by inserting at the end of Section 607 thereof the following paragraph:

                  The provisions of this Section 607 shall survive the resignation or removal of the Trustee and the termination of this Indenture.

SECTION  208.  COVENANTS.

                  Sections 1008 and 1009 of the Indenture shall not apply to the 2015 Debentures.

SECTION  209.  REDEMPTION.

                  Article Eleven of the Indenture shall be amended by

                  (a) Inserting at the end of Clause (7) of Section 1104 "and", and inserting a new Clause (8), "(8) that there exists a conversion privilege, if applicable.", and

                  (b)      inserting the following section in its entirety:

         Section 1108.     CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

                  In connection with 2015 Debentures, the Company may arrange for the purchase and conversion of any 2015 Debentures called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such 2015 Debentures by paying to a Paying Agent (other than the Company or any of its Affiliates) for the benefit of the Holders, on or before 11:00 A.M. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such 2015 Debentures, is not less than the Redemption Price of such 2015 Debentures. Notwithstanding anything to the contrary contained in this Article Eleven, the obligation of the Company to pay the Redemption Price of such 2015 Debentures, including interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this
         Section 1108 shall relieve the Company of its obligation to pay the Redemption Price on 2015 Debentures called for redemption. If such an agreement is entered into, any 2015 Debentures called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Fourteen) surrendered by such purchasers for conversion, all as of 11:00 A.M. New York City time on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose 2015 Debentures are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of 2015 Debentures. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any 2015 Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any 2015 Debentures between the Company and such purchasers, including without limitation the costs and expenses incurred by the Paying Agent in the defense of any claim or liability reasonably incurred without negligence or bad faith on its part arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture, in accordance with the indemnity provisions applicable to the Trustee set forth herein.

SECTION  210.  CONVERSION.

                  The Indenture is amended by adding the following Article
Fourteen:

                                ARTICLE FOURTEEN
                            CONVERSION OF SECURITIES

         Section 1401.  APPLICABILITY OF ARTICLE.

                  Pursuant to Section 301, provision is hereby made for the conversion of the 2015 Debentures pursuant to this Article Fourteen.

         Section 1402. CONVERSION PRIVILEGE AND CONVERSION PRICE.

                  Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Security or any portion of the principal amount at which is $1,000 or an integral multiple of $1,000 at Stated Maturity thereof may be converted based on the Principal Amount at Stated Maturity thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company, at the conversion price, determined as hereinafter provided, in effect at the time of conversion. The ratio derived by dividing $1,000 by the then-applicable conversion price is referred to herein as the "conversion rate." Such conversion right shall commence on the date of issuance of the Securities and expire at the close of business on the date provided for in the Securities with respect to such Securities. In case a Security or portion thereof is called for redemption, such conversion right in respect of the Security or portion so called shall expire at the close of business on the Business Day prior to the Redemption Date, unless the Company defaults in making the payment due upon redemption.

                  The price at which shares of Common Stock shall be delivered upon conversion is herein referred to as the "conversion price". The initial conversion price shall be fixed in the Security. The conversion price shall be adjusted in certain instances as provided in Section 1405.

         Section 1403.  EXERCISE OF CONVERSION PRIVILEGE.

                  In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 1002, accompanied by written notice to the Company at such office or agency that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. On conversion of a 2015 Debenture, that portion of accrued Original Issue Discount (and interest, if the Company has exercised its option provided for in Section 1601) attributable to the period from the Issue Date (or, in the case of interest, if the Company has exercised the option provided for in
         Section 1601, the later of (x) the date of such exercise and (y) the date on which interest was last paid) of the 2015 Debenture through the conversion date with respect to the converted 2015 Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the 2015 Debenture being converted pursuant to the provisions hereof; and the fair market value of such Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (and interest, if the Company has exercised its option provided for in Section 1601) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the 2015 Debenture being converted pursuant to the provisions hereof. In the event that the Company has exercised its option under Section 1601, then any securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Securities or portions thereof which have been called for redemption on a Redemption Date within such period) be accompanied by payment in immediately available funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Securities being surrendered for conversion. Except as provided in the preceding two sentences and subject to the third paragraph of Section 307, no other payment or other adjustment shall be made upon any conversion on account of any Original Issue Discount (and interest, if the Company has exercised its option provided for in Section 1601) accrued on the 2015
         Debentures surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

                  Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 1404.

                  In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

         Section 1404.  FRACTIONS OF SHARES.

                  No fractional shares of Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors) at the close of business on the trading day immediately prior to the day of conversion.

         Section 1405.  ADJUSTMENT OF CONVERSION PRICE.

                  (1) In case at any time after the date of the issuance of the applicable Securities, the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (2) In case at any time after the date of the issuance of the applicable Securities, the Company shall issue rights or warrants to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Securities upon conversion) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

                  (3) In case at any time after the date of the issuance of the applicable Securities, outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (4) In case at any time after the date of the issuance of the applicable Securities, the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (2) of this Section, any dividend or distribution paid in cash out of the retained earnings of the Company and any dividend or distribution referred to in paragraph (1) of this Section), the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                  (5) In case at any time after the date of the issuance of the applicable Securities, the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 1412 applies or as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with:

                           (A) the aggregate amount of any other such all-cash
                  distributions made to all holders of its Common Stock within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) has been made, and

                           (B) the aggregate of any cash plus the fair market
                  value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of any other consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (6) of this Section has been made, the amount of such cash distribution together with the amounts described in clauses
                  (A) and (B) above being referred to herein as the "Aggregate Cash Distribution Amount") exceeds 10% of the product of (I) the current market price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution, times (II) the number of shares of Common Stock outstanding on such date (the amount by which the Aggregate Cash Distribution Amount exceeds 10% of the product of the amounts described in clauses (I) and
                  (II) above being referred to herein as the "Excess Amount"), then, and in each such case, immediately after the close of business on such date for determination, the conversion price shall be decreased in accordance with the following formula:


                                    M - (EA/O)
                           AC = CP x----------
                                       M

                  Where:

                      AC   = the adjusted conversion price.

                      CP = the conversion price in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive the distribution.

                       M = the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on the date fixed for determination of the stockholders entitled to receive the distribution.

                      EA   = the Excess Amount.

                       O = the number of shares of Common Stock outstanding on the date fixed for determination of the stockholders entitled to receive the distribution.

                  (6) In case at any time after the date of the issuance of the applicable Securities, a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with:

                           (A) the aggregate of the cash plus the fair market
                  value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) has been made, and

                           (B) the aggregate amount of any all-cash
                  distributions referred to in paragraph (5) of this Section 1405 made to all holders of the Company's Common Stock within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (5) of this Section has been made, exceeds 10% of the product of (I) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended), times (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the conversion price shall be adjusted in accordance with the following formula:

                                (M x O) - C
                    AC = CP x -----------------
                                 M x (O - TS)

         Where:

              AC        = the adjusted conversion price.

              CP = the conversion price immediately prior to close of business on the date of the Expiration Time.

              M = the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section) on the date of the Expiration Time.

              O = the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time.

              C = the amount of cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below).

              TS     =  the number of all shares validly tendered and not
                        withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

                  (7) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 1412 applies) shall be deemed to involve (a) a distribution of such securities to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section).

                  (8) For the purpose of any computation under paragraphs (2),
         (4), (5) and (6) of this Section, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. For purposes of this paragraph, the term "'ex' date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

                  (9) No adjustment in the conversion price shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (9)) would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (9) shall be made to the nearest cent.

                  (10) The Company may make such reductions in the conversion price, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. The Company from time to time may reduce the conversion price by any amount for any period of time if the period is at least twenty (20) business days, the reduction is irrevocable during the period, and the Board of Directors of the Company shall have made a determination that such reduction would be in the best interest of the Company, which determination shall be conclusive. Whenever the conversion price is reduced pursuant to the preceding sentence, the Company shall mail to holders of record of the Securities a notice of the reduction at least fifteen (15) days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (10) and its actions in so doing shall be final and conclusive.

         Section 1406.  NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

                  Whenever the conversion price is adjusted as herein provided:

                           (a) the Company shall compute the adjusted conversion
                  price in accordance with Section 1405 and shall prepare an Officers' Certificate, one of the signatories of which shall be the Treasurer of the Company, setting forth the adjusted conversion price and the adjusted conversion rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002; and

                           (b) a notice stating that the conversion price has
                  been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Security Register.

         Section 1407.  NOTICE OF CERTAIN CORPORATE ACTION.

                  In case at any time after the date hereof:

                           (a) the Company shall declare a dividend (or any
                  other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings; or

                           (b) the Company shall authorize the granting to the
                  holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                           (c) the Company shall effect any reclassification of
                  the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                           (d) the occurrence of the voluntary or involuntary
                  dissolution, liquidation or winding up of the Company;

         then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to
         Section 1002, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (d) of this Section 1407. If at the time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

         Section 1408.  COMPANY TO RESERVE COMMON STOCK.

                  The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Securities.

         Section 1409.  TAXES ON CONVERSIONS.

                  The Company will pay any documentary, stamp or similar issue or transfer tax due on such issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto.

                  The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

         Section 1410.  COVENANT AS TO COMMON STOCK.

                  The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and, except as provided in Section 1409, the Company will pay all taxes, liens and charges with respect to the issue thereof.

         Section 1411.  CANCELLATION OF CONVERTED SECURITIES.

                  All Securities delivered for conversion shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309.

         Section 1412. PROVISIONS IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS.

                  In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1402, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares), and assuming, if such consolidation, merger, sale or transfer is prior to the date upon which the Securities first become convertible, that the Securities were convertible at the time of such consolidation, merger, sale or transfer at the initial conversion price specified in Section 1402 as adjusted from the date of the issuance of the applicable Securities to such time pursuant to Section 1405. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

SECTION 1413.  RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.

                  Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any holder to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property or cash which may at any time be issued or delivered upon the conversion of any 2015 Debenture; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any 2015 Debenture for the purpose of conversion, or, subject to
Section 601 of the Indenture, to comply with any of the covenants of the Company contained in this Article Fourteen.

SECTION 211. REPURCHASE AT OPTION OF HOLDER; REPURCHASE UPON CHANGE IN CONTROL; TAX EVENTS.

         The Indenture is amended by inserting the following new Articles 15 and 16:

                                 ARTICLE FIFTEEN
                REPURCHASE OF SECURITIES AT OPTION OF HOLDER AND
                  AT OPTION OF HOLDER UPON A CHANGE OF CONTROL

         Section 1501.  GENERAL.

                  The Company may be required to repurchase 2015 Debentures in accordance with their terms and in accordance with this Article.

                  (a)      REPURCHASE AT OPTION OF HOLDER

                  The 2015 Debentures shall be purchased by the Company under the paragraph "Repurchase by the Company at the Option of the Holder" of the 2015 Debentures on November 8, 2005 and November 8, 2010
         (each, a "Repurchase Date"), at the repurchase price specified therein (each, a "Optional Repurchase Price"), at the option of the Holder thereof, upon:

                           (1) delivery to the Paying Agent, by the Holder of a
                  written notice of purchase (a "Holder Repurchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Repurchase Date until the close of business on the last Business Day prior to such Repurchase Date stating:

                                    (A) the certificate number of the 2015
                           Debenture which the Holder will deliver to be repurchased,

                                    (B) the portion of the Principal Amount of
                           the 2015 Debenture which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof,

                                    (C) that such 2015 Debenture shall be
                           purchased as of the Repurchase Date pursuant to the terms and conditions specified under the paragraph "Repurchase by the Company at the Option of the Holder" of the 2015 Debentures and in this Indenture,

                                    (D) in the event that the Company elects,
                           pursuant to Section 1502 hereof, to pay the Optional Repurchase Price to be paid as of such Repurchase Date, in whole or in part, in Common Stock but such portion of the Optional

                           Repurchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Optional Repurchase Price in Common Stock is not satisfied prior to the close of business on such Repurchase Date, as set forth in Section 1504 hereof, whether such Holder elects (i) to withdraw such Holder Repurchase Notice as to some or all of the 2015 Debentures to which such Holder Repurchase Notice relates (stating the Principal Amount and certificate numbers of the 2015 Debentures as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Optional Repurchase Price for all 2015 Debentures (or portions thereof) to which such Optional Repurchase Price relates, and

                           (2) delivery of such 2015 Debenture to the Paying
                  Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Optional Repurchase Price therefor; provided, however, that such Optional Repurchase Price shall be so paid pursuant to this Article Fifteen only if the 2015 Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

                  If a Holder, in such Holder Repurchase Notice or in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 1509 hereof, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 1501(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the Optional Repurchase Price for all 2015 Debentures subject to the Holder Repurchase Notice in the circumstances set forth in such clause (D).

                  The Company shall purchase from the Holder thereof, pursuant to this Article Fifteen, a portion of a 2015 Debenture only if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a 2015 Debenture also apply to the purchase of such portion of such 2015 Debenture.

                  Any purchase by the Company contemplated pursuant to the provisions of this Article Fifteen shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the Security to the Paying Agent.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Holder Repurchase Notice contemplated by this Section 1501 shall have the right to withdraw such Holder Repurchase Notice at any time prior to the close of business on the Business Day prior to the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1509.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Holder Repurchase Notice or written notice of withdrawal thereof.

                  Anything herein to the contrary notwithstanding, in the case of Global Securities, any Repurchase Notice may be delivered or withdrawn and such 2015 Debentures may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

                  (b)      PURCHASE OF SECURITIES UPON CHANGE IN CONTROL

                  (1) If at any time that 2015 Debentures remain Outstanding there shall occur a Change in Control, 2015 Debentures shall be purchased by the Company at the option of the Holders thereof as of the date that is 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date") at a purchase price equal to the Issue Price plus accrued Original Issue Discount through the Change in Control Purchase Date (or, if the option under Section 1601 has been exercised, the Restated Principal Amount plus accrued and unpaid interest from the Option Exercise Date to the Change in Control Purchase Date) (the "Change in Control Purchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (3) of this Section 1501(b).

                  A "Change in Control" shall be deemed to have occurred at the time, after the original issuance of the Securities, of:

                           (A) the acquisition by any person or group of
                  beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such person or group is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage), other than any such acquisition by the Company, any Subsidiary of the Company or any employee benefit plan of the Company existing on the date of this Indenture; or

                           (B) any consolidation or merger of the Company with
                  or into any other person, or any merger of another person with or into the Company, or any conveyance, transfer, sale, lease or similar disposition of all or substantially all of the Company's assets to another person (other than any such transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, (y) pursuant to which holders of Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after such transaction or (z) that is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock);

                  PROVIDED, HOWEVER, that a Change in Control shall not be deemed to have occurred if:


                           (X) the Sale Price on any five Trading Days within
                  the period of 10 consecutive Trading Days ending immediately after the later of the date of the Change in Control or the date of the public announcement of the Change in Control (in the case of a Change in Control under clause (A) above) or the period of 10 consecutive Trading Days ending immediately prior to the date of the Change in Control (in the case of a Change in Control under clause (B) above) shall equal or exceed 105% of the Notional Conversion Price of the Securities in effect on each such Trading Day; or

                           (Y) all of the consideration, excluding cash payments
                  for fractional shares and cash payments made pursuant to dissenters' appraisal rights, in a merger or consolidation otherwise constituting a Change in Control consists of shares of Common Stock traded on a national securities exchange or quoted on the Nasdaq National Market, or will be so traded or quoted immediately following such merger or consolidation, and as a result of such merger or consolidation the Securities become convertible solely into such common stock.

                  For the purpose of the definition of "Change in Control", (i) "person" and "group" have the meanings given such terms under Sections 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 3d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the "person" or "group" (as such terms are defined above) or other person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other persons, and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "beneficial owner".
         The term "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

                           (2) Within 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee and to each Holder. The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder, which shall include the information required pursuant to
         Section 1501(b)(3), and shall state:

                           (A) the date of such Change in Control and, briefly,
                  the events causing such Change in Control;

                           (B) the date by which the Change in Control Purchase
                  Notice pursuant to this Section 1501 must be given;

                           (C) the Change in Control Purchase Date;

                           (D) the Change in Control Purchase Price;

                           (E) briefly, the conversion rights of the 2015
                               Debentures;

                           (F) the name and address of each Paying Agent and
                               Conversion Agent;

                           (G) the conversion price and any adjustments thereto;

                           (H) that 2015 Debentures as to which a Change in
                  Control Purchase Notice has been given may be converted into Common Stock pursuant to Article Fourteen only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                           (I) the procedures that the Holder must follow to
                  exercise rights under this Section 1501;

                           (J) the procedures for withdrawing a Change in
                  Control Purchase Notice, including a form of notice of withdrawal; and

                           (K) that the Holder must satisfy the requirements set
                  forth in the 2015 Debentures in order to convert the Securities.

                  If any of the 2015 Debentures is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

                           (3) A Holder may exercise its rights specified in subsection (1) of this Section 1501(b) upon delivery of a written notice of the exercise of such rights (a "Change in Control Purchase Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date stating:

                           (A) the certificate number of the 2015 Debenture
                  which the Holder will deliver to be repurchased,

                           (B) the portion of the Principal Amount of the 2015
                  Debenture which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof,

                           (C) that such 2015 Debenture shall be purchased as of
                  the Change in Control Date pursuant to the terms and conditions specified under the paragraph "Purchase of Securities at the Option of the Holder Upon a Change in Control" of the 2015 Debentures and in this Indenture,

                           (D) in the event that the Company elects, pursuant to
                  Section 1502 hereof, to pay the Change in Control Purchase Price to be paid as of such Change in Control Purchase Date, in whole or in part, in Common Stock but such portion of the Change in Control Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Change in Control Purchase Price in Common Stock is not satisfied prior to the close of business on such Change in Control Purchase Date, as set forth in Section 1504 hereof, whether such Holder elects (i) to withdraw such Change in Control Purchase Notice as to some or all of the 2015 Debentures to which such Change in Control Purchase Notice relates (stating the Principal Amount and certificate numbers of the 2015 Debentures as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Change in Control Purchase Price for all 2015 Debentures (or portions thereof) to which such Change in Control Purchase Price relates, and

                           (4) The delivery of such 2015 Debenture to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor.

                  If a Holder, in such Holder Repurchase Notice or in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 1509 hereof, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 1501(b)(3), such Holder shall be deemed to have elected to receive cash in respect of the Optional Repurchase Price for all 2015 Debentures subject to the Holder Repurchase Notice in the circumstances set forth in such clause (D).

                  The Company shall purchase from the Holder thereof, pursuant to this Section 1501, a portion of a 2015 Debenture only if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a 2015 Debenture pursuant to Sections 1502 through 1510 also apply to the purchase of such portion of such 2015 Debenture.

                  Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this subsection (3) shall have the right to withdraw such Change in Control Purchase Notice in whole or in a portion thereof that is a Principal Amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1509.

                  A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

                  Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such 2015 Debentures may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

         Section 1502. THE COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF REPURCHASE PRICE.

                  The Repurchase Price of 2015 Debentures in respect of which a Repurchase Notice pursuant to Section 1501 has been given, or a specified percentage thereof, will be paid by the Company, at the election of the Company, with cash or Common Stock or in any combination of cash and Common Stock, subject to the conditions set forth in Section 1503, 1504 and 1505 hereof. The Company shall designate, in the Company Notice delivered pursuant to Section 1505 hereof, whether the Company will purchase the 2015 Debentures for cash or Common Stock, or, if a combination thereof, the percentages of 2015 Debentures in respect of which it will pay in cash and Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all 2015 Debentures subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose 2015 Debentures are purchased pursuant to this Article Fifteen shall receive the same percentage of cash or Common Stock in payment of the Repurchase Price for such 2015 Debentures, except (i) as provided in
         Section 1504 with regard to the payment of cash in lieu of fractional Common Stock and (ii) in the event that the Company is unable to purchase the 2015 Debentures of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the 2015 Debentures of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 1502 or pursuant to Section 1504 in the event of a failure to satisfy, prior to the close of business on the Repurchase Date, any condition to the payment of the Repurchase Price, in whole or in part, in Common Stock.

                  At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                           (i)   the manner of payment selected by the Company,

                           (ii)  the information required by Section 1505,

                           (iii) if the Company elects to pay the Repurchase
                  Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in
                  Section 1504 have been or will be complied with, and

                           (iv) whether the Company desires the Trustee to give the Company Notice required by Section 1505.

         Section 1503.  PURCHASE WITH CASH.

                  On each Repurchase Date, at the option of the Company, the Repurchase Price of 2015 Debentures in respect of which a Repurchase Notice pursuant to Section 1501 has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate

         Repurchase Price of such 2015 Debentures. If the Company elects to purchase 2015 Debentures with cash, the Company Notice, as provided in
         Section 1505, shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Repurchase Date (the "Company Notice Date").

         Section 1504.  PAYMENT BY ISSUANCE OF COMMON STOCK.

                  On each Repurchase Date, at the option of the Company, the Repurchase Price of 2015 Debentures in respect of which a Repurchase Notice pursuant to Section 1501 has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Repurchase Price of such 2015 Debentures in cash by (ii) either (A) the Market Price of a share of Common Stock in the event of an Optional Repurchase or (B) 95% of the Market Price of a share of Common Stock in the event of a Change of Control Purchase, subject to the next succeeding paragraph.

                  The Company will not issue a fractional share of Common Stock in payment of the Repurchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share of Common Stock shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent with one half cent being rounded upwards. It is understood that if a Holder elects to have more than one 2015 Debenture repurchased, the number of shares of Common Stock shall be based on the aggregate amount of 2015 Debentures to be repurchased. If the Company elects to purchase the 2015 Debentures by the issuance of Common Stock, the Company Notice, as provided in
         Section 1505, shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

                  The Company's right to exercise its election to purchase the 2015 Debentures pursuant to this Article Fifteen through the issuance of Common Stock shall be conditioned upon:

                           (i) the Company not having given its Company Notice
                  of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the 2015 Debentures with Common Stock as provided herein;

                           (ii) the registration of the Common Stock to be
                  issued in respect of the payment of the Repurchase Price under the Securities Act or the Exchange Act, in each case, if required for the initial issuance thereof;

                           (iii) any necessary qualification or registration
                  under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                           (iv) the receipt by the Trustee of an Officers'
                  Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the Common Stock to be issued by the Company in payment of the Repurchase Price in respect of 2015 Debentures has been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Price in respect of the 2015 Debentures, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officer's Certificate, stating that conditions (i), (ii) and
                  (iii) above and the condition set forth in the second sentence of the following paragraph have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above have been satisfied.

                  Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of 2015 Debentures and the Sale Price of a share of Common Stock on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending three Business Days prior to the applicable Repurchase Date. The Company may pay the Repurchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in The Wall Street Journal or another daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Repurchase Date and the Company has elected to repurchase the 2015 Debentures pursuant to this Article Fifteen in whole or in part through the issuance of Common Stock, the Company shall pay, without further notice, the entire Repurchase Price of the 2015 Debentures of such Holder or Holders in cash. The "Market Price" means the average of the Sale Prices of the Common Stock for the five trading day period ending on (if the third Business Day prior to the applicable Repurchase Date is a trading day, or if not, then on the last trading day prior to) the third Business Day prior to the applicable Repurchase Date appropriately adjusted to take into account the occurrence of any event described in Section 1405, during the period commencing on the first of such trading days during such five trading day period and ending on such Repurchase Date.

                  The "Sale Price" of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market System or its successors.

         Section 1505.  NOTICE OF ELECTION.

                  The Company's notice of election to repurchase with cash or Common Stock or any combination thereof shall be sent to the Holders in the manner provided in Section 104 at the time specified in Section 1503 or 1504, as applicable (the "Company Notice"). Such Company Notice shall state the manner of payment elected and shall contain the following information:

                  In the event the Company has elected to pay the Repurchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                        (1) state that each Holder will receive Common Stock
                  with a value, based on the calculation in the first paragraph of Section 1504, equal to such specified percentage of the Repurchase Price of the 2015 Debentures held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                        (2) set forth the method of calculating the Market Price
                  of the Common Stock; and

                        (3) state that because the Market Price of Common Stock
                  will be determined prior to the Repurchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Repurchase Date.

                 In any case, each Company Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

                        (A) the Repurchase Price and the conversion price;

                        (B) the name and address of the Paying Agent and the
                 Conversion Agent;

                        (C) that the 2015 Debentures as to which a
                  Repurchase Notice has been given may be converted pursuant to Article Fourteen hereof only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                        (D) that 2015 Debentures must be surrendered to the
                  Paying Agent to collect payment;

                        (E) that the Repurchase Price for any 2015
                  Debenture as to which a Holder Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such 2015 Debenture as described in (D);

                        (F) the procedures the Holder must follow to
                  exercise repurchase rights under this Article Fifteen and a brief description of those rights;

                        (G) briefly, the conversion rights of the 2015
                  Debentures; and

                        (H) the procedures for withdrawing a
                  Repurchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 1501 or 1509).

                           At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

         Section 1506.  COVENANTS OF THE COMPANY.

                  All Common Stock delivered upon purchase of the 2015 Debentures shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim. The Company shall use its reasonable efforts to list or cause to have quoted any Common Stock to be issued to purchase 2015 Debentures on the principal national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

         Section 1507.  PROCEDURE UPON REPURCHASE.

                  The Company shall deposit cash (in respect of a cash purchase under Section 1503 or for fractional shares of Common Stock, as applicable) or Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 1510, sufficient to pay the aggregate Repurchase Price of all 2015 Debentures to be purchased on the applicable Repurchase Date pursuant to this Article Fifteen.

                  As soon as practicable after the Repurchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Repurchase Price and cash in lieu of any fractional shares of Common Stock. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Repurchase Date. Subject to Section 1504, no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Repurchase Date.

         Section 1508.  TAXES.

                  If a Holder of a 2015 Debenture is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax or charge due on such issue of Common Stock. However, the Holder shall pay any such tax or charge which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax or charge which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name.

         Section 1509.  EFFECT OF REPURCHASE NOTICE.

                  Upon receipt by the Paying Agent of the Repurchase Notice, the Holder of the 2015 Debenture in respect of which such Repurchase

         Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price with respect to such 2015 Debenture. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or Common Stock by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such 2015 Debenture (provided the conditions in Section 1501 have been satisfied) and (y) the time of delivery of such 2015 Debenture to the Paying Agent by the Holder thereof in the manner required by Section 1501. Any 2015 Debentures in respect of which a Repurchase Notice has been given may not be converted pursuant to Article Fourteen hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

                  A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to the close of business on the last Business Day prior to the applicable Repurchase Date specifying:

                           (1) the certificate number of the 2015 Debenture in
                  respect of which such notice of withdrawal is being submitted;

                           (2) the Principal Amount of the 2015 Debenture with
                  respect to which such notice of withdrawal is being submitted; and

                           (3) the Principal Amount, if any, of such 2015
                  Debenture which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

                  A written notice of withdrawal of a Repurchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Repurchase Notice pursuant to the terms of Section 1501(a)(1)(D) or 1501(b)(3)(D) or (ii) a conditional withdrawal containing the information set forth in
         Section 1501(a)(1)(D) or 1501(b)(3)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

                  There shall be no purchase of any 2015 Debentures pursuant to this Article Fifteen (other than through the issuance of Common Stock in payment of the Repurchase Price, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such 2015 Debentures, of the required Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to such 2015 Debentures). The Paying Agent will promptly return to the respective Holders thereof any (x) 2015 Debentures with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) except to the extent such 2015 Debentures are being paid in shares of Common Stock, any 2015 Debentures held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such 2015 Debentures), in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

         Section 1510.  DEPOSIT OF REPURCHASE PRICE.

                  Prior to 11:00 a.m. (New York City time) on the Repurchase Date, the Company shall deposit with the Paying Agent an amount of money (in immediately available funds) and/or Common Stock, if permitted hereunder, sufficient to pay the aggregate Repurchase Price of all of the 2015 Debentures or portions thereof which are to be purchased as of the Repurchase Date. If a Paying Agent holds, in accordance with the terms hereof, money, and/or shares of Common Stock sufficient to pay the Repurchase Price of any 2015 Debenture for which a Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Repurchase Date, such 2015 Debenture will cease to be Outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Repurchase Price as aforesaid).

                  The manner in which the deposit required by this Section 1510 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that a Paying Agent shall have immediately available funds and/or shares of Common Stock by 11:00 a.m. (New York City time) on the Repurchase Date.

         Section 1511.  SECURITIES REPURCHASED IN PART.

                  Any 2015 Debenture which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company or Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2015 Debenture, without service charge, a new 2015 Debenture or 2015 Debentures, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the 2015 Debenture so surrendered which is not purchased.

         Section 1512.  COMPLY WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES.

                  Unless the staff of the SEC shall issue a letter stating that it will take no action against the Company if it does not comply, in connection with any offer to purchase or purchase of 2015 Debentures under this Article Fifteen (if such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Article Fifteen to be exercised in the time and in the manner specified in this Article Fifteen.

         Section 1513.  REPAYMENT TO THE COMPANY.

                  The Paying Agent shall return to the Company any cash or Common Stock that remain unclaimed for two years, subject to applicable unclaimed property law, together with interest or dividends, if any, thereon held by them for the payment of the Repurchase Price; provided, however, that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 1510 exceeds the aggregate Repurchase Price of the 2015 Debentures or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then promptly after the Business Day following the Repurchase Date the Paying Agent shall return any such excess to the Company together with interest or dividends, if any, thereon. After that, Holders entitled to money must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

         Section 1514.  CONVERSION ARRANGEMENT ON REPURCHASE.

                  Any Securities required to be repurchased under this Article Fifteen, unless surrendered for conversion before the close of business on the Business Day prior to the Repurchase Date, may be deemed to be purchased from the Holders of such Securities for an amount in cash not less than the Repurchase Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders. The Paying Agent shall hold and pay to the Holders whose 2015 Debentures are repurchased any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the repurchase of 2015 Debentures. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any 2015 Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any 2015 Debentures between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability reasonably incurred without negligence or bad faith on its part arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture, in accordance with the indemnity provisions applicable to the Trustee set forth herein.

                                 ARTICLE SIXTEEN
                          SPECIAL TAX EVENT CONVERSION

         Section 1601. OPTIONAL CONVERSION TO INTEREST-BEARING SECURITIES UPON TAX EVENT.

                  From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Company with respect to its 2015 Debentures only, interest in lieu of future

         Original Issue Discount shall accrue at the rate of 2.00% per annum on a restated principal amount per $1,000 original Principal Amount (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the Option Exercise Date and shall be payable semi-annually on each Interest Payment Date to holders of record at the close of business on each Regular Record Date immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360 day year comprised of twelve 30 day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 Business Days of the occurrence of a Tax Event, the Company shall mail a written notice of such Tax Event by first-class mail to the Trustee and within 15 days of its exercise of such option the Company shall mail a written notice of the Option Exercise Date by first-class mail to the Trustee and Holders of the 2015 Debentures. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at the Stated Maturity of the 2015 Debentures, in lieu of the Principal Amount of a Security, the Restated Principal Amount thereof and (ii) "Issue Price and accrued Original Issue Discount," "Issue Price plus Original Issue Discount" or similar words, as used herein, shall mean Restated Principal Amount plus accrued and unpaid interest with respect to any 2015 Debenture. The 2015 Debentures authenticated and delivered after the Option Exercise Date may, at the option of the Company, bear a notation in a form as to the conversion of the 2015 Debentures to interest-bearing 2015 Debentures.


                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

SECTION  301.  INTEGRAL PART.

                  This First Supplemental Indenture constitutes an integral part of the Indenture.

SECTION  302.  GENERAL DEFINITIONS.

                  For all purposes of this First Supplemental Indenture:

                  (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

                  (b) the terms "herein", "hereof", "hereunder" and other words of similar import refer to this First Supplemental Indenture.

SECTION  303.  ADOPTION, RATIFICATION AND CONFIRMATION.

                  The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION  304.  COUNTERPARTS.

                  This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

SECTION  305.  GOVERNING LAW.

                  THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto fixed and attested as of the day and year first written above.

                                   CORNING INCORPORATED

                                   By:
                                      -----------------------------------------
                                         Name:
                                         Title:




STATE OF NEW YORK

COUNTY OF
          --------------------------

                  On the ____ day of November, 2000, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that he is ____________________ of CORNING INCORPORATED, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board Directors of said corporation, and that he signed his name thereto by like authority.


                                               --------------------
                                                     Notary

                                   THE CHASE MANHATTAN BANK

                                   By:
                                      -----------------------------------------
                                         Name:
                                         Title:




STATE OF NEW YORK

COUNTY OF NEW YORK

                  On the ____ day of November, 2000, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that such person is an authorized officer of THE CHASE MANHATTAN BANK, one of the entities described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board Directors of said corporation, and that such person signed his or her name thereto by like authority.


                                               --------------------
                                                     Notary

                                                                         ANNEX A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                                 GLOBAL SECURITY

                   FORM OF ZERO COUPON CONVERTIBLE DEBENTURES
                              DUE NOVEMBER 8, 2015

                              CORNING INCORPORATED

Issue Date:  November 8, 2000                     Maturity:  November 8, 2015

Principal Amount: $                               CUSIP:  219350AJ4

Original Issue Discount:  $258.077                Issue Price:  $741.923
(per $1,000 Principal Amount)                     (per $1,000 Principal Amount)

Registered:  No. R-

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                  Unless and until it is exchanged in whole or in part for the individual Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  Corning Incorporated, a New York corporation (herein called the "Company", which term includes any successor corporation under the indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ($_________) on

November 8, 2015. The principal of this Security shall not bear interest, except in the case of default in payment of principal upon acceleration, redemption or maturity or as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

                  Payment of the principal of and interest, if any, on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest, if any, may be made by check mailed to the address of the Paying
Agent or the Person entitled thereto as such address shall appear in the Security Register; and provided, further, payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  November 8, 2000



                                    CORNING INCORPORATED



                                    By:
                                         ------------------------------
                                           Name:
                                           Title:



---------------------
Corporate Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within- mentioned Indenture.


                                                 THE CHASE MANHATTAN BANK,
                                                 as Trustee

                                                 -------------------------
                                                 Authorized Signature

                       [FORM OF REVERSE SIDE OF SECURITY]

                              CORNING INCORPORATED

               ZERO COUPON CONVERTIBLE DEBENTURE DUE NOVEMBER 2015

                  This Security is one of a duly authorized issue of senior unsecured securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 8, 2000, as amended by the First Supplemental Indenture thereto, dated as of November 8, 2000 (as so amended, herein called the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount at Stated Maturity to $2,712,546,000.

INTEREST

                  This Security shall not bear interest, except as specified in this paragraph or as described under "Tax Event". If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 502 of the Indenture, upon the date set for payment of the Redemption Price as described below under "Optional
Redemption", upon the date set for payment of the Change in Control Purchase Price pursuant to "Purchase of Securities at the Option of the Holder Upon a Change in Control" described below, upon the date set for payment of the Optional Repurchase Price under "Repurchase by the Company at the Option of the Holder" described below or upon the Stated Maturity of this Security) or if interest due hereon, if any, (or any portion of such interest) is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 2.00% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount. Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security), in the period during which a Security remains outstanding, shall accrue at 2.00% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

METHOD OF PAYMENT

                  Subject to the terms and conditions of the Indenture, cash payments in respect of principal, Original Issue Discount and interest, if any, on the Securities shall be made by the Company in immediately available funds or by check to the Payment Agent who collects such payments in respect of the Securities or pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture. Payments may be made in stock in certain circumstances as set forth in the Indenture.

OPTIONAL REDEMPTION

                  No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Price set forth below, on or after November 8, 2005.

                  The table below shows Redemption Prices of a Security per $1,000 Principal Amount at Stated Maturity on the dates shown below, which prices reflect accrued Original Issue Discount calculated through each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the immediately preceding date in the table.



                                                                         (2)
                                           (1)                         ACCRUED                         (3)
                                        DEBENTURE                  ORIGINAL ISSUE                  REDEMPTION
       REDEMPTION DATE                 ISSUE PRICE                    DISCOUNT                    PRICE (1)+(2)
       ---------------                 -----------                    --------                    -------------

November 8, 2005                       $741.923                      $ 77.622                      $ 819.544
November 8, 2006                        741.923                        94.094                        836.017
November 8, 2007                        741.923                       110.898                        852.821
November 8, 2008                        741.923                       128.040                        869.963
November 8, 2009                        741.923                       145.526                        887.449
November 8, 2010                        741.923                       163.364                        905.287
November 8, 2011                        741.923                       181.560                        923.483
November 8, 2012                        741.923                       200.122                        942.045
November 8, 2013                        741.923                       219.057                        960.980
November 8, 2014                        741.923                       238.373                        980.296
November 8, 2015                        741.923                       258.077                      1,000.000


                  If converted to an interest-bearing debenture following the occurrence of a Tax Event, this Security will be redeemable at the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to the Redemption Date; but in no event will this Security be redeemable before November 8, 2005.

                  If the Company redeems less than all of the outstanding Securities, the Trustee will select the Securities to be redeemed (i) by lot;
(ii) pro rata or (iii) by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder's Securities for partial redemption and the

Holder converts a portion of the same Securities, the converted portion will be deemed to be from the portion selected for redemption.

NOTICE OF OPTIONAL REDEMPTION BY THE COMPANY

                  Notice of optional redemption by the Company will be mailed by first-class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 Principal Amount may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, Original Issue Discount (or interest, if the Security is converted to an interest-bearing debenture) ceases to accrue on Securities or portions thereof called for redemption.

CONVERSION

                  A Holder of a Security may convert the Security into Common Stock at any time until the close of business on the Business Day prior to the Stated Maturity; provided, however, that if the Security is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date for such Security or such earlier date as the Holder presents such Security for redemption (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed). A Security in respect of which a Holder has delivered a Repurchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The initial conversion price is $89.0625 per share of Common Stock, subject to adjustment in certain events described in the Indenture. This is equivalent to a conversion rate of 8.3304 shares of Common Stock per $1,000 Principal Amount of Securities at Stated Maturity. The Company will deliver cash or a check in lieu of any fractional Common Stock.

                  In the event the Company exercises its option pursuant to
Section 1601 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Securities or portions of Securities to be redeemed on a Redemption Date occurring during the period from the close of business on a Regular Record Date and ending on the opening of business on the first Business Day after the next Interest Payment Date, or if this Interest Payment Date is not a Business Day, the second Business Day after the Interest Payment Date) must be accompanied by payment from the Holder of an amount equal to the interest thereon that the registered Holder is to receive from the Company on such Interest Payment Date. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

                  A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount (and interest if the Security is converted to an interest-bearing debenture) attributable to the period from the Issue Date (or, in the case of interest, if the Company has exercised the option referred to in "Tax Event", from the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (and interest, if the Company has exercised its option provided for in "Tax Event") accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

                  No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the closing price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

                  To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, and (d) pay any transfer or similar tax, if required.

PURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER UPON A CHANGE IN CONTROL

                  At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the Principal Amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is 35 Business Days after the occurrence of a Change in Control, at a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount through the Change in Control Purchase Date. The Change in Control Purchase Price may be paid, at the option of the Company, in cash or by the issuance of Common Stock as provided in Article Fifteen of the Indenture, or in any combination thereof. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 Principal Amount or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

                  If prior to a Change in Control Purchase Date this Security has been converted to an interest-bearing debenture following the occurrence of a Tax Event, the Change in Control Purchase

Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Change in Control Purchase Date.

REPURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER

                  Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Repurchase Dates and at the following Repurchase Prices per $1,000 Principal Amount, upon delivery by the Holder of a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the last Business Day prior to such Repurchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

          REPURCHASE DATE                             REPURCHASE PRICE
          ---------------                             ----------------

     November 8, 2005                                 $819.544

     November 8, 2010                                  905.287


                  The Repurchase Price (equal to the Issue Price plus accrued Original Issue Discount through the Repurchase Date) may be paid, at the option of the Company, in cash or by the issuance of Common Stock as provided in Article Fifteen of the Indenture, or in any combination thereof.

                  If prior to a Repurchase Date this Security has been converted to an interest-bearing debenture following the occurrence of a Tax Event, the Repurchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Repurchase Date.

                  Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the last Business Day prior to the Repurchase Date in accordance with the provisions of the Indenture.

                  If cash or Common Stock sufficient to pay the Repurchase Price of all Securities or portions thereof to be purchased as of the Repurchase Date is deposited with the Paying Agent by 11:00 a.m. New York City time on the Repurchase Date, Original Issue Discount ceases to accrue on such Securities (or portions thereof) immediately after such Repurchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price upon surrender of such Security).

TAX EVENT

                  From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 2.00% per annum on a Principal Amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on May 15 and November 15, of each year (each an "Interest Payment Date") to holders of record at the close of business on May 1 or November 1 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

                  Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

                  Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 307 of the Indenture.

CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

                  Any Securities called for redemption, or as to which a Repurchase Notice has been given but not withdrawn, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Paying Agent in trust for such Holders.

TRANSFER

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration or transfer at the office or agency in a Place of Payment for Securities of this series, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of any authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

                  The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this Security, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

AMENDMENT, SUPPLEMENT AND WAIVER

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

SUCCESSOR CORPORATION

                  When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

DEFAULTS AND REMEDIES

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, all unpaid Issue Price plus accrued Original Issue Discount through the acceleration date (or, if the Security has been converted to an interest bearing debenture, the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the acceleration date) of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

NO RECOURSE AGAINST OTHERS

                  No recourse shall be had for the payment of the principal of or the interest, if any, on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

AUTHENTICATION

                  This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

INDENTURE TO CONTROL; GOVERNING LAW

                  In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ABBREVIATIONS AND DEFINITIONS

                  Customary abbreviations may be used in the name of the Holder or an assignee, such as:

                  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

                  All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

CONVERSION NOTICE

                  To convert this Security into Common Stock of the Company, check the box: [ ]

                  To convert only part of this Security, state the Principal Amount to be converted (must be $1,000 or a multiple of $1,000):
$______________.

                  If you want the stock certificate made out in another person's name, fill in the form below:


--------------------------------------------------------------------------------
                (Insert other person's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------
            (Print or type other person's name, address and zip code)

Your Signature:                           Date:
                 ----------------------      -----------------------------------


     (Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:
                           -----------------------------------------------------


By:
     ---------------------------------------


                  *The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program
                  (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or
                  (iv) such other guaranty program acceptable to the Trustee.